Exhibit 99.1

CONTACTS: Dennis Oates Chairman, President and CEO (412) 257-7609	Douglas McSorley VP Finance, CFO and Treasurer (412) 257-7606	June Filingeri President Comm-Partners LLC (203) 972-0186

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS REPORTS FIRST QUARTER 2013 RESULTS IN LINE WITH

COMPANY GUIDANCE

- Sales are $49.1 Million; EPS is $0.01

- Quarter-end Backlog is $46.6 Million

BRIDGEVILLE, PA, May 1, 2013 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported first quarter 2013 results in line with its recent guidance. Sales for the first quarter of 2013 were $49.1 million compared with $74.6 million in the first quarter of 2012.

Operating income for the first quarter of 2013 was $0.2 million compared with $9.7 million in the first quarter of 2012. Net income for the first quarter of 2013 was $0.04 million, or $0.01 per diluted share, compared with net income of $6.3 million, or $0.86 per diluted share, in the first quarter of 2012.

On April 25, 2013, the Company reported that it expected first quarter 2013 revenues to approximate $49 million and operating income and net income to be at break-even levels.

The Company had positive cash flow from operations of $4.4 million for the first quarter of 2013, compared with a use of cash of $3.8 million in the first quarter of 2012. Capital expenditures in the first quarter of 2013 were $3.6 million. At March 31, 2013, the Company had total debt of $104.7 million, or 34.5% of total capitalization, compared with $106.7 million, or 35.0% of total capitalization, at year-end 2012.

Shipment volume for the first quarter of 2013 decreased 31% from the first quarter of 2012 but increased 8% from the 2012 fourth quarter. The sequential improvement reflected increased tons shipped to most major end markets, with shipments to aerospace up 5%, power generation up 17%, heavy equipment up 27%, and general industrial market up 124%, offset by 23% lower shipments to the oil and gas market, all in comparison to the fourth quarter of 2012.

Chairman, President and CEO Dennis Oates commented: “Our sales, shipment volume and order entry demonstrated sequential improvement in the first quarter of 2013, but they were well below their record levels in the first quarter last year. Demand recovery in most of our end markets is proceeding slowly. Customers within the supply channel continued to closely manage their inventory levels, and inventory correction by customers also continued in the quarter. Lower value shipment mix in a competitive marketplace further affected our performance.

“We maintained our focus and stayed on track with our plan to move to higher margin premium alloys. These efforts have increased costs to achieve industry and customer approvals including maintaining our staffing levels at North Jackson despite low shipment volume and production activity levels. Further, higher depreciation expense reflecting commissioning of the equipment in our North Jackson facility reduced our profit margins in the quarter.

“Despite its challenges, we reached a major milestone in the first quarter with the receipt of the first customer approvals for our premium-grade, VIM-melted products. The qualification process of these products required an intensive effort throughout our organization as we developed and refined processes, practices and support systems. These new processes will make us a better Company.

“The outlook for the remainder of 2013 is for continued, gradual improvement in supply channel demand. With the longer-term outlook for our end markets remaining strong, we will stay focused on aggressively seizing immediate market opportunities through excellent customer service and products, on further leveraging the strengths of all our facilities, and on moving to an enhanced sales mix with higher margin products.”

Please Note:

As a result of the North Jackson acquisition, the Company’s operating facilities have become more integrated; resulting in management viewing the Company as one unit. Given the progress of the North Jackson integration to date and this change in management’s view, the Company has moved to one reportable segment beginning with the current period being reported – in line with its previously disclosed plan to do so.

Webcast

The Company has scheduled a conference call for today, May 1 at 10:00 a.m. (Eastern) to discuss first quarter 2013 results. A simultaneous webcast will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the second quarter of 2013.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. Established in 1994, the Company, with its experience, technical expertise, and dedicated workforce, stands committed to providing the best quality, delivery, and service possible. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the concentrated nature of the Company’s customer base to date and the Company’s dependence on its significant customers; the receipt, pricing and timing of future customer orders; changes in product mix; the limited number of raw material and energy suppliers and significant fluctuations that may occur in raw material and energy prices; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; risks associated with labor matters; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation and matters; risks related to acquisitions that the Company may make; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

- TABLES FOLLOW -

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in thousands, except share and per share information)

(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Quarter Ended March 31,
	2013	2012
Net Sales
Stainless steel	$35,477	$60,126
Tool steel	4,984	4,305
High-strength low alloy steel	6,593	6,238
High-temperature alloy steel	1,270	2,441
Conversion services	740	1,467
Other sales	71	37

Total net sales	49,135	74,614
Cost of products sold	44,489	60,339
Selling and administrative expenses	4,479	4,583

Operating income	167	9,692
Interest expense	(689)	(704)
Other income	28	23

Income (loss) before income taxes	(494)	9,011
Income tax provision (benefit)	(534)	2,725

Net income	$40	$6,286

Net income per common share – Basic	$0.01	$0.92

Net income per common share – Diluted	$0.01	$0.86

Weighted average shares of Common Stock outstanding
Basic	6,924,131	6,848,716
Diluted	7,063,703	7,433,086

MARKET SEGMENT INFORMATION

	For the Quarter Ended March 31,
	2013	2012
Net Sales
Service centers	$32,509	$41,656
Forgers	6,629	13,719
Rerollers	5,502	10,996
Original equipment manufacturers	3,684	6,739
Conversion services	740	1,467
Other sales	71	37

Total net sales	$49,135	$74,614

Tons Shipped	9,626	14,034

MELT TYPE INFORMATION

	For the Quarter Ended March 31,
	2013	2012
Net Sales
Specialty alloys	$46,122	$69,497
Premium alloys *	2,202	3,613
Conversion services	740	1,467
Other sales	71	37

Total net sales	$49,135	$74,614

*	- Premium alloys includes all VIM-produced products

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2013	December 31, 2012
Assets
Cash	$115	$321
Accounts receivable, net	29,254	24,287
Inventory, net	98,007	95,749
Deferred income taxes	12,919	22,739
Refundable income taxes	1,565	1,594
Other current assets	3,344	2,740

Total current assets	145,204	147,430
Property, plant and equipment, net	206,002	206,150
Goodwill	20,268	20,268
Other assets	2,749	2,418

Total assets	$374,223	$376,266

Liabilities and Stockholders’ Equity
Accounts payable	$20,618	$10,610
Accrued employment costs	3,696	4,671
Current portion of long-term debt	2,250	1,500
Other current liabilities	1,303	735

Total current liabilities	27,867	17,516
Long-term debt	102,498	105,242
Deferred taxes	44,765	55,227

Total liabilities	175,130	177,985
Stockholders’ equity	199,093	198,281

Total liabilities and stockholders’ equity	$374,223	$376,266

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	For the Quarter Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$40	$6,286
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,919	2,985
Deferred income tax	(642)	2,653
Share-based compensation expense, net	457	410
Changes in assets and liabilities:
Accounts receivable, net	(4,967)	(10,739)
Inventory, net	(2,258)	(8,585)
Accounts payable, net of capital expenditures included in accounts payable	8,763	(1,799)
Accrued employment costs	(975)	(2,150)
Income taxes	70	4,412
Other, net	(43)	2,705

Net cash provided by (used in) operating activities	4,364	(3,822)

Investing Activities:
Capital expenditures, net of amount included in accounts payable	(2,379)	(4,986)

Net cash used in investing activities	(2,379)	(4,986)

Financing Activities:
Payments on revolving credit facility	(20,381)	(18,350)
Borrowings under revolving credit facility	18,387	47,550
Payment on term loan facility	—	(20,000)
Proceeds from the issuance of Common Stock	241	229
Payment of deferred financing costs	(475)	(348)
Tax benefit from share-based payment arrangements	37	64
Purchase of Treasury Stock	—	(233)

Net cash provided by (used in) financing activities	(2,191)	8,912

Net increase (decrease) in cash	(206)	104
Cash at beginning of period	321	274

Cash at end of period	$115	$378

Supplemental Non-Cash Investing Activity:
Capital expenditures included in accounts payable	$1,245	$4,725